                                                                   EXHIBIT 10.35

                                PROMISSORY NOTE
                                ---------------

$500,000                                                       February 11, 1997


          For value received, Stephen R. Kerrigan ("Maker") promises to pay to the order of Coinmach Corporation, a Delaware corporation ("Holder"), at its offices in Roslyn, New York, or such other place as is designated in writing by Holder, the aggregate principal sum of $500,000. Maker will pay the aggregate principal sum in five equal annual payments of $100,000, the first of which payments shall be due on July 18, 1997, and, thereafter, payments shall be due on each July 18 of the four next succeeding years, or, if any such date is not a business day, on the next succeeding business day (hereinafter, "Payment Dates"), and, on each such Payment Date, Maker will pay interest accrued through such Payment Date at the rate specified below.

          Interest will accrue on the outstanding principal amount of this Note at a rate equal to seven and one-half percent (7-1/2%) per annum, and shall be payable at such time as each principal payment of this Note becomes due and payable.

          Outstanding principal and accrued and unpaid interest (collectively, "Borrowings") on this Note shall be forgiven as follows: twenty percent (20%) of Borrowings shall be forgiven on July 18, 1997, and thereafter twenty percent (20%) of Borrowings shall be forgiven on each of the four next succeeding Payment Dates, provided, however, that, if Maker ceases to be employed by Holder
               --------  -------
or its affiliates at any time for any reason, no further amounts hereunder shall be forgiven for the period commencing on the Payment Date immediately preceding such termination through the date of termination, and all Borrowings shall be paid by Maker within thirty (30) business days after the date of termination. Notwithstanding anything to the contrary contained in this Note, in the event of
(i) a Change of Control (as defined herein) of Holder occurring while Maker is employed by Holder, (ii) Maker's death occurring while Maker is employed by Holder, (iii) Maker's Disability (as defined herein) occurring while Maker is employed by Holder, (iv) the termination of Maker's employment by Holder without Cause (as such term is defined in that certain Senior Management Agreement, dated as of January 31, 1995, among Maker and those other parties signatory thereto, and as amended by the Omnibus Agreement, dated November 30, 1995 (the "Senior Management Agreement")), or (v) the termination of Maker's employment by Maker for Good Reason (as defined in the Senior Management Agreement), all Borrowings shall be forgiven in full as of the occurrence of any of such events set forth in clauses (i)-(v) above. For purposes of this Note, "Change of Control" shall mean (a) the sale of Holder's equity securities which results in any person or group of related persons, not affiliated with the majority equity holder of Holder on the date hereof, owning equity securities of Holder possessing the power to elect (without reference to any special or default voting rights) a majority of the members of the board of directors of Holder, or (b) the sale of all or substantially all of Holder's assets. For purposes of this Note, "Disability" shall mean the failure of Maker to perform his duties on account of illness or other physical or mental disability or infirmity for a continuous period of 90 days in any twelve-month period, or at such earlier time as Maker submits to Holder medical evidence reasonably satisfactory to the board of directors of Holder that Maker has a physical or mental disability or infirmity that will prevent him from returning to the performance of his duties and responsibilities for a continuous period of 90 days or longer in any twelve-month period.

          In the event Maker fails to pay any Borrowings due and owing hereunder, such amount of Borrowings shall be offset, on a dollar for dollar basis, against (i) any vested options granted to MCS Capital, Inc. pursuant to the terms and conditions of the Option Agreement, dated July 23, 1996, by and between Coinmach Laundry Corporation, a Delaware corporation ("CLC"), and MCS Capital, Inc. (the "Option Agreement"), attached hereto as Exhibit A, the value
                                                           ---------
of which options shall be as set forth in Section 3 of the Option Agreement,
(ii) if the amount offset against the vested Options is not sufficient to satisfy the full amount of the Borrowings due and owing hereunder, any shares of CLC's common stock, par value $.01 per share (the "CLC Stock"), pledged by MCS Capital, Inc. to CLC pursuant to those certain Stock Pledge Agreements, attached hereto as Exhibit B and Exhibit C, the value of which CLC Stock shall be the
          ---------     ---------
fair market value of the CLC stock (as determined by the average closing price per share of CLC Stock during the three business day period immediately preceding the date Maker failed to pay any Borrowings due and owing hereunder); or (iii) if the amount offset against the vested Options and CLC Stock are not sufficient to satisfy the full amount of the Borrowings due and owing hereunder, the personal assets of Maker.

          In the event Maker fails to pay any amounts due hereunder when due, Maker shall pay to Holder, in addition to such amounts due, all costs of collection, including reasonable attorneys fees and disbursements.

          Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.

          This Note shall be governed by the internal laws, not the laws of conflicts, of the State of New York.

                                    /S/ STEPHEN R. KERRIGAN
                                    ______________________________
                                    Stephen R. Kerrigan

                                   EXHIBIT A

                              MCS OPTION AGREEMENT

                (Incorporated by reference from Exhibit 10.46
                   to Coinmach Laundry's Form 10-Q for the
                    quarterly period ended June 28, 1996,
                             file number 1-11907)

                                   EXHIBIT B

                 STOCK PLEDGE AGREEMENT, DATED JANUARY 31, 1995

                  (Incoporated by reference from Exhibit 10.5
               to Coinmach's Registration Statement on Form S-1,
                            file number 333-00620)

                                   EXHIBIT C


                            STOCK PLEDGE AGREEMENT
                            ----------------------


  THIS PLEDGE AGREEMENT is made as of July 26, 1995, between MCS Capital, Inc. ("Pledgor"), and SAS Acquisitions Inc., a Delaware corporation (the "Company").

  The Company and Pledgor are parties to an Executive Stock Agreement, dated July 26, 1995, pursuant to which Pledgor purchased 4000 shares of the Company's Class B Common Stock, $0.01 par value (the "Pledged Shares"), for an aggregate purchase price of $61,611.20. The Company has allowed Pledgor to purchase a portion of the Pledged Shares by delivery to the Company of a promissory note (the "Note") in the aggregate principal amount of $52,369.52. This Pledge Agreement provides the terms and conditions upon which the Note is secured by a pledge to the Company of the Pledged Shares.

  NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which hereby acknowledged, and in order to induce the Company to accept the Note as partial payment for the Pledged Shares, Pledgor and the Company hereby agree as follows:

  1. Pledge. Pledgor hereby pledges to the Company, and grants to the Company a
     ------
security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Note.

  2. Delivery of Pledged Shares. Upon the execution of this Pledge Agreement,
     --------------------------
Pledgor shall deliver to the Company the certificate(s) representing the Pledged Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

  3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary
     -----------------------------
contained herein, during the term of this Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Note, Pledgor shall be entitled to all voting rights with respect to the Pledged Shares.

  4. Distribution, etc. If, while the Pledge Agreement is in effect, Pledgor
     ------------------
becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with nay recapitalization, reorganization or reclassification or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for Pledgor's obligations under the Note and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

  5. Default. If Pledgor defaults in the payment of the principal or interest
     -------
under the Note as it becomes due (whether upon demand, acceleration or otherwise) or upon the bankruptcy or insolvency of Pledgor, the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to Pledgor, at such price or prices and upon such terms as the Company may deem advisable. Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, reasonable attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Note; provided, however, that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to Pledgor and Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Note in full, including the reasonable fees of any attorneys employed by the Company to collect such deficiency.

  6. Costs and Attorneys' Fees. All costs and expenses, including reasonable
     -------------------------
attorneys' fees, incurred in exercising any right, power or remedy conferred by this Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder.

  7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full
     -----------------------------------------------------
of the indebtedness evidenced by the Note, the Company shall surrender the Pledged Shares to Pledgor together with all forms of assignment.

  8. Further Assurances. Pledgor agrees that at any time and from time to time
     ------------------
upon the written request of the Company, Pledgor will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Pledge Agreement.

  9.    Severability. Any provision of this Pledge Agreement which is
        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  10.  No Waiver; Cumulative Remedies.  The Company shall not by any act, delay,
       ------------------------------
omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

  11.  Waivers, Amendments; Applicable Law.  None of the terms or provisions of
       ------------------------------------
this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure the benefit of the Company and its successors and assigns. This pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.


                                  *  *  *  *


  IN WITNESS WHEREOF, this Pledge Agreement has been executed as of the date first above written.

                                        MCS CAPITAL, INC.


                                        By: /s/ Stephen R. Kerrigan
                                            -----------------------
                                        Its: President



                                        SAS Acquisitions Inc.


                                        By: /s/ Stephen R. Kerrigan
                                            -----------------------
                                        Its: President